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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459

                                   ----------


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   ----------

                       February 5, 2003 (February 5 2003)
                Date of Report (Date of earliest event reported)


                            TYLER TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  1-10485                75-2303920
      (State or other             (Commission           (I.R.S. Employer
      jurisdiction of             File Number)         Identification No.)
      incorporation or
       organization)


                          5949 Sherry Lane, Suite 1400
                               Dallas, Texas 75225
                               -------------------
                    (Address of principal executive offices)

                                 (972) 713-3700
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events and Regulation FD Disclosures.

On February 4, 2003, Tyler Technologies, Inc. ("Tyler") entered into a Tender and Voting Agreement (the "Tender Agreement") with SunGard Data Systems Inc. ("SDS"). Under the Tender Agreement, Tyler agreed to tender all 5,618,952 shares of H.T.E., Inc. ("H.T.E.") common stock owned by Tyler in the tender offer to be commenced by SDS for the acquisition of H.T.E.

On February 5, 2003, SDS and H.T.E. announced that they had reached a definitive agreement for the acquisition by SDS of all of the shares of H.T.E. for $7.00 per share in cash, which will be accomplished through a cash tender offer followed by a merger. SDS and H.T.E. also announced that the consummation of the transaction is subject to customary conditions, including the tender of at least a majority of the outstanding shares of H.T.E. in the tender offer and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. SDS and H.T.E. further announced that certain shareholders of H.T.E. holding in the aggregate stock representing approximately 49.6% of the total outstanding shares of H.T.E. (including the Tyler-owned shares) have entered into definitive agreements with SDS in which they have agreed to tender their shares.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TYLER TECHNOLOGIES, INC.




Date: February 5, 2003            By: /s/ Theodore L. Bathurst
                                      ------------------------------------------
                                      Theodore L. Bathurst
                                      Vice President and Chief Financial Officer
                                      (principal financial officer)




Date: February 5, 2003            By: /s/ Terri L. Alford
                                      ------------------------------------------
                                      Terri L. Alford
                                      Controller
                                      (principal accounting officer)